Exhibit: Item 23(b)

BYLAWS

OF

FREEDOM ASSET MANAGEMENT CAPITAL SERIES

(A DELAWARE BUSINESS TRUST)

ARTICLE I: OFFICES, SEAL, AND SIGNATURES
1.1	Residential Office
1.2	Principal Office
1.3	Other Offices
1.4	Business Seal
1.5	Signatures

ARTICLE II: SHAREHOLDER MEETINGS
2.1	Annual Meetings
2.2	Special Meetings
2.3	Notice of Meetings
2.4	Place of Meetings
2.5	Record Dates
2.6	Action Without A Meeting
2.7	Validity of Proxies
2.8	Chairman
2.9	Inspectors of Election
2.10	Records at Shareholder Meeting

ARTICLE III: TRUSTEE MEETINGS
3.1	Chairman
3.2	Regular Meetings
3.3	Action Without A Meeting
3.4	Compensation of Trustees

ARTICLE IV: OFFICERS
4.1	Officers
4.2	Election, Tenure, and Qualification
4.3	Removal and Resignation
4.4	Vacancies and Newly Created Officers
4.5	President
4.6	Secretary
4.7	Treasurer
4.8	Other Officers and Duties
4.9	Compensation of Officers

ARTICLE V: AMENDMENTS & REPEAL OF BY-LAWS
Amendment of By-Laws
Repeal of By-Laws

ARTICLE VI: MISCELLANEOUS
6.1	Inspection of Books
6.2	Bond and Surety
6.3	Severability

            These bylaws of Freedom Asset Management Capital Series, a Delaware business trust are established for and subject to the Declaration of Trust filed on October 15, 2001, as from time to time amended.  All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.  Any provisions that are inconsistent with such Declaration shall be considered null and void.

ARTICLE I

OFFICES, SEALS, AND SIGNATURES

Section 1.1: Residential Office.  The Trust is established in Delaware and shall have an address within the State.  The principal office of the Trust may be located within or outside the State of Delaware.

Section 1.2: Principal Office.   The Trust shall initially maintain its principal office at 11615 Angus Road, Suite 104-K, Austin, TX 78759.  The principal office of the Trust may be changed from time to time as determined by the Board of Trustees.  The principal office of the Trust may be located within or outside the State of Texas.

Section 1.3: Other Offices.  The Trust may also have offices at such other places as the Board of Trustees may from time to time determine or as the business of the Trust may require.

Section 1.4: Business Seal.  The Trust may adopt a business seal which may be changed from time to time as determined by the Board of Trustees.  Such seal shall not be required to be affixed to any instrument, contract or other writing and shall carry no legal effect whatsoever.  The presence or absence of a seal shall have no effect on the validity, enforceability, or binding nature of any document or instrument that is otherwise duly authorized, executed, and delivered.

Section 1.5: Required Signatures.  All instruments, contracts, or other writings shall be executed on behalf of the Trust by its properly authorized officers, Trustees, agent or agents, as provided in the Declaration or By-laws or as determined by the Board of Trustees from time to time.

ARTICLE II

SHAREHOLDER MEETINGS

Section 2.1: Annual Shareholder Meetings.  There shall be no annual Shareholders’ meeting except as required by the 1940 Act or other applicable law or as hereinafter provided.

Section 2.2: Special Shareholder Meetings.  Special meetings of Shareholders of the Trust or any Series or Class shall be called by the President, the Trustees, or by written request of Shareholders owning at least two-thirds of the Outstanding Shares entitled to vote at such meeting provided that such a request shall state valid purposes for such meeting and the matters proposed to be acted on, and the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.  Such meetings shall be held at a time and place as stated in the notice of the meeting.  If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of Shareholders of the Trust, then notice need only be given to such Shareholders who are entitled to notice and vote and that are within the affected Series or Class.

Section 2.3: Notice of Meetings.  The Secretary shall give written notice of the place, date and time in the case of annual meetings, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  In the event that the Secretary fails to give notice in the case of a special meeting called by Shareholders, then the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.  Notice shall be given as determined by the Trust at least fifteen days before the meeting.  The written notice of the meeting may be delivered or mailed, postage prepaid, to each Shareholder entitled to vote at such meeting.  If mailed, notice shall be deemed to be given when deposited in the United States mail and delivered to the Shareholder at their last known place or address as determined by examination of the records of the Trust.  A Shareholder who waives their right to notice in writing need not be notified of any Shareholder meeting.  Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting at which the adjournment is taken, or notice is given to persons present at the meeting, and the adjourned meeting is held within a reasonable time after the date set for the original meeting.   The Trust may transact any business at the adjourned meeting which may have been transacted at the original meeting.  If a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to Shareholders of record entitled to vote at such meeting.  Any irregularities in the notice of any meeting or the non-receipt of any such notices by any of the Shareholders shall not invalidate any action that would have been successful regardless of the presence of such Shareholders.

Section 2.4: Place of Meetings.  All shareholder meetings shall be held at the principal place of business of the Trust or at any place as determined from time to time by a majority vote of the Board of Trustees.

Section 2.5: Record Dates.  For the purpose of determining whether Shareholders are entitled to notice or to vote on an act at any shareholder meeting, the Trustees may from time to time, without disclosing the transfer books, fix a record date up to one hundred twenty (120) days before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any change, conversion, or exchange of Shares.  Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof.

Section 2.6: Action Without A Meeting.  Shareholders may take action without a meeting if a majority (or such other amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the Shareholders’ meetings.  Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

Section 2.7: Validity of Proxies.  Shareholders may vote either in person or by duly elected proxy.  If a Shareholder elects to vote by proxy, the Shareholder must provide a signed, written statement to the Secretary at least 30 days before the meeting authorizing the proxy to represent the Shareholder at the meeting.  Unless otherwise provided, the proxy shall be effective for no longer than 11 months before the date of the meeting.  A proxy with respect to Shares held in the name of two or more persons must be signed by all persons who have rights with respect to the Shares.  Proxies purporting to be valid shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  Subject to the provisions of the Declaration of Trust or the By-laws, voting or validity of proxies shall be governed by the General Corporate Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 2.8: Chairman.  The Chairman, if any, shall act as Chairman at all meetings of the Shareholders.  The Chairman shall be the Initial Trustee, however, this may be changed from time to time as determined by the Board of Trustees.

Section 2.9: Inspectors of Election.  All questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be determined by the Chairman of the meeting, unless the voting is conducted by inspectors.  In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or adjournment thereof.  The number of Inspectors shall be determined by resolution of the Board of Trustees, and may be changed from time to time.  In the event that an Inspector fails or refuses to act at any meeting, the vacancy may be filled by appointment made in the meeting by the person acting as Chairman.  The Inspectors of Election shall have the same duties as the Chairman of the Shareholder meeting as described herein.

Section 2.10: Records at Shareholder Meetings.  At each meeting of the Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, shall be made available upon a valid Shareholder request, as of the record date of the meeting or the date of closing of the transfer books, as the case may be.  Such list of Shareholders shall contain the name and address of each Shareholder in alphabetical order by last name and the number of Shares owned by such Shareholder.  Shareholders shall also have all such other rights and procedures of inspection of the books and records of the Trust in accordance with Section 6.1 of these By-laws and as granted to Shareholders of a Delaware business corporation.

ARTICLE III

TRUSTEE MEETINGS

Section 3.1: Chairman.  The Chairman, if any, shall be elected by the Trustees to serve at the pleasure of the Trustees.  The Chairman shall be a Trustee currently serving on the Board of the Trust.  Such Chairman shall act as Chairman at all meetings of the Trustees.  In the absence of a Chairman, the Trustees shall elect another Trustee to serve as temporary Chairman.

Section 3.2: Regular Meetings. Regular meetings of the Trustees may be called either orally or in writing by the Chairman of the Board of Trustees, the President, the Secretary, or by any other two Trustees.  Regular meetings may be held without call or notice, however, notice of any other meeting held by the Trustees shall meet the requirements for notice set forth in Article II, Section 8 of the Declaration of Trust unless such right to notice is waived.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting.

Section 3.3: Action Without A Meeting.  The Trustees may take action without a meeting as provided in Article II, Section 8 of the Declaration of Trust.

Section 3.4: Compensation of Trustees.  Each Trustee may receive such compensation from the Trust for his or her services and reimbursement for such Trustee’s expenses as may be fixed from time to time by the Trustees.

ARTICLE IV

OFFICERS

Section 4.1: Officers.  The officers of the Trust shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees.  Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary.  It shall not be necessary for any Trustee or other officer to be a Shareholder of the Trust.

Section 4.2: Election, Tenure, and Qualification.  The Trustees shall elect the President, Secretary, Treasurer, and such other officers as the Trustees deem necessary or appropriate in order to effectively carry out the business of the Trust.  Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified.  The Trustees may fill any vacancy in office or add any additional officers at any time.  An officer must be at least 21 years of age and under no legal disability, however, these requirements may be changed as determined from time to time by the Board of Trustees.

Section 4.3: Removal and Resignation.  Any officer may be removed at any time, with or without cause, by a majority vote of the Trustees.  However, this provision shall not prevent the Trustees from making a contract of employment with an officer for a definite term and shall not have an effect upon any cause of action which any officer may have as result of removal in breach of such contract.  Any officer may resign from office at any time by delivering a written resignation to the Trustees, the President, or the Secretary, and such resignation shall be effective immediately upon receipt unless otherwise noted therein.

Section 4.4: Vacancies and Newly Created Officers.  Whenever a vacancy occurs or the Trustees create a new officer position, such vacancy or newly created officer position shall be filled by the majority vote of the Trustees.

Section 4.5: President.  Subject to the direction of the Trustees, the President shall be in charge of the business affairs, policies and property of the Trust, and general supervision over its officers, employees, and agents.  In the event that there in no Chairman of the Trustees or such Chairman is absent, The President shall also act as Chairman to preside at all Shareholders’ meetings and Trustees’ meetings and shall in general exercise the powers and perform the duties of the Chairman of the Trustees.  Unless the Trustees imply or express otherwise, the President shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interest of the Trust or any Series or Class thereof.  The President may also employ attorneys, accountants, and agents for the Trust.  The President shall have such further authorities and duties as the Trustees shall from time to time determine.

Section 4.6: Secretary.  The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders and Trustees in books to be kept for that purpose.  The Secretary shall be responsible for giving and servicing of all notices of the Trust.  The Secretary shall have custody of the seal, if any, of the Trust.  The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

Section 4.7: Treasurer.  The Treasurer shall be the principal accounting officer of the Trust.  Except as otherwise directed by the Trustees, the Treasurer shall have general supervision of all funds and securities of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office.  However, the Trustees may authorize any adviser, administrator, manager, custodian, transfer agent, or principal financial officer of the Trust to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.

Section 4.8: Other Officers and Duties.  The Trustees may from time to time elect such other officers and assistant officers as they deem necessary or desirable to conduct the business of the Trust.  Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office.  Each officer, employee, and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

Section 4.9: Compensation of Officers.  Each Officer may receive such compensation from the Fund for his or her services and reimbursement for such Officer’s expenses as may be fixed from time to time by the Trustees.  If the management company pays for such services, the management company may be entitled to reimbursement for such payment.

ARTICLE V

AMENDMENTS

Section 5.1: Amendment of By-laws.  These By-laws or the Declaration of Trust may be amended in any respect by the affirmative vote of two-thirds of the Trustees and without any vote of the Shareholders of the Trust or any Series or Class except as may be required by the 1940 Act.  In order to be effective, an amendment to the By-laws or the Declaration of Trust shall be in writing, signed by the majority of the Trustees, state the changes made to the By-laws or Declaration of Trust, and shall be inserted in the Trust’s minute book.  If such procedure is not followed, the amendment shall be deemed to be ineffective.

Section 5.2: Repeal of By-laws.  The By-laws may be repealed by the affirmative vote of two-thirds of the Trustees and without any vote of the Shareholders of the Trust or any Series or Class except as may be required by the 1940 Act.

ARTICLE VI

MISCELLANEOUS

Section 6.1: Inspection of Books.  Any Shareholder of the Trust shall have the right to inspect the accounts and books of the Trust or any Series or Class thereof provided that such Shareholder 1) has held Shares with the Trust for six (6) consecutive months and has at least a 5% interest in the Trust or any Series or Class thereof or 2) states a valid purpose as determined by the Trustees or as otherwise conferred by law.

Section 6.2: Bonds and Surety.  Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine from time to time.

Section 6.3: Severability.  The By-laws of this Trust shall be severable.  If any provision of these By-laws conflicts with the Investment Company Act of 1940, the regulated investment company provisions of the Internal Revenue Code, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the By-laws; provided, however, that such determination does not affect the validity or enforceability of the remainder of these By-laws.  Further, if any provision of the By-laws is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision contained herein.

EXECUTED as of the 15th Day of October:

                                                            Signed:_______________________
                                                                        Juan Gabriel Garces, President
                                                                        Freedom Asset Management Capital Series